EXHIBIT 10.8
EMPLOYMENT AGREEMENT
          THIS AGREEMENT is entered into as of the 1st day of March, 2005 (the “Effective Date”), by and between Pegasus Solutions, Inc., a Delaware corporation (the “Company”) and Michael Kistner (the “Executive”).
          WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is essential and in the best interest of the Company and its stockholders to enter into this Agreement to retain the services of the Executive and to ensure his continued dedication and efforts; and
          WHEREAS, in order to induce the Executive to enter into and continue employment by the Company, the Company desires to provide the Executive with certain benefits during the term of his employment and, in the event his employment is terminated, to provide the Executive with the benefits and payments described herein.
          NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:
1.	Employment Term.
          The initial term of employment shall commence on the Effective Date and shall expire on the third anniversary of the Effective Date (the “Initial Term”) provided that in the event neither party provides Notice of Termination (as hereinafter defined) at least 30 days prior to the expiration of the Initial Term, such term will be automatically renewed and extended for successive 30 day periods thereafter until terminated as provided herein.
2.	Employment.
          (a) While employed by the Company, Executive shall perform the duties, undertake the responsibilities as assigned by the Company and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity and, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive.
3.	Compensation.
          (a) Base Salary. The Company agrees to pay or cause to be paid to the Executive an annual base salary as mutually agreed, and as may be increased from time to time by mutual agreement (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives.
          (b) Annual Bonus. In addition to Base Salary, the Executive may be awarded, for each fiscal year ending during the Employment Term, an annual discretionary bonus (the “Annual Bonus”) in accordance with the terms and conditions of the bonus plan approved by the Company. Any actual payment or award under such Annual Bonus plan, and the size of any payment or award, will be in accordance with the terms of the plan. Each such Annual Bonus shall be paid no later than the end of the third (3rd) month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded.
4.	Employee Benefits.
          The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to all employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Company may reduce benefit levels if such changes are part of broad-based changes in the Company’s benefit programs offered generally to all employees. Notwithstanding the foregoing, except as otherwise set forth herein, nothing herein shall obligate the Company to adopt such plans, practices or programs.
5.	Other Benefits.
          (a) Fringe Benefits and Perquisites. The Executive shall be entitled to participate in the Executive Perquisite Plan of the Company as described in Attachment A hereto (the “Perquisite Plan”).
          (b) Expenses. The Executive shall be entitled to receive reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder including promoting, pursuing or otherwise furthering the business or interests of the Company in accordance with the accounting procedures and expense reimbursement policies of the Company as it shall adopt from time to time.
6.	Vacation and Sick Leave.
          During the Employment Term, at such reasonable times as the Chief Executive Officer shall in his discretion permit, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:
          (a) The Executive shall be entitled to twenty-two (22) days of annual vacation in accordance with Company policies as in effect from time to time.
          (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.
7.	Termination.
          In the event of a Change In Control (as hereinafter defined) resulting in Executive giving Notice of Termination occurring while this Agreement is in effect or in the event Executive is terminated by the Company for reasons other than “cause” (as hereinafter defined) prior to the expiration of the Initial Term of this Agreement, the Company shall pay and provide the following benefits to Executive:
(1) the Company shall continue to pay Executive as severance pay and in lieu of any further compensation a monthly payment for a period of twelve (12) months following the Termination Date, but for no longer period than the expiration of the Initial Term, an amount equal to Executive’s monthly Base

Salary and Perquisite Plan in effect for the month immediately preceding the Termination Date,.
(2) for the twelve (12) month period immediately following the Termination Date, but for no longer period than the Initial Term, the Company shall reimburse Executive for COBRA payments for the insurance coverage in effect immediately prior to the Termination Date. The Company’s obligation hereunder with respect to the foregoing benefits shall terminate in the event the Executive obtains any such benefits (regardless of level and scope of coverage) pursuant to a subsequent employer’s benefit plans.
The Executive hereby acknowledges that full payment and/or performance by the Company of its obligations as set forth in Section 7 hereof shall be in lieu of any other remedy or cause of action the Executive may have, either at law or in equity, as a result of the termination of the Executive’s employment pursuant to such Section.
8.	Definitions.
          (a) Notice of Termination. A Notice of Termination is a written notice given by the Company to the Executive or by the Executive to the Company terminating this Agreement and the Executives’ employment. The Notice of Termination must be given at least 30 in advance of the Termination Date (as hereinafter defined).
          (b) Termination Date. For purposes of this Agreement, “Termination Date” shall mean the date specified in the Notice of Termination provided that if the Executive’s employment is terminated because of a Change In Control, the date specified in the Notice of Termination shall be not more than thirty (30) days from the date the Notice of Termination is given to the Company.
          (c) Cause. A termination of employment is for “cause” if the Executive:
(1)	has been convicted of or pleads guilty or no contest to a felony; or

(2)	intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or from which Executive derives an improper material personal benefit; provided, however, that no termination of the Executive’s employment shall be for Cause as set forth in this clause (2) until;
(i)	there shall have been delivered to the Executive a copy of a written not notice setting forth that the Executive was guilty of the conduct set forth in this clause (2) and specifying the particulars thereof in reasonable detail; and

(ii)	the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive’s counsel if the Executive so desires). No act, nor failure to act, on the Executive’s part shall be considered “intentional” unless Executive has acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive’s action or failure to act was in the best interest of the Company.
(3)	commits gross malfeasance or intentionally fails to perform the duties of the Executive’s position; provided, however, the Company shall first notify the Executive in writing stating with reasonable specificity the action or inaction of the Executive which forms the basis for such notice and the Executive fails to cure such malfeasance or failure within ten (10) days of the date of such notice; or

(4)	violates any valid non-competition or non-disclosure agreement or the Company’s insider trading policy, if any.
          (d) Change In Control. For purposes of this Agreement, a “Change in Control” shall mean any of the following events:
(1) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 12(d) or 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than any parent, subsidiary or affiliate of the Company immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) or (ii) the Company or its Subsidiaries,
(2) The individuals who, as of the date of this Agreement is approved by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least one half (1/2) of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of the members of the Board as provided by the Company’s Bylaws, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, or
(3) Approval by the stockholders of the Company of:
(i)	A complete liquidation or dissolution of the Company, or

(ii)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a parent in a Non-Control Acquisition).
9.	Successors and Assigns.
          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term “Company” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.
          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.
10.	Fees and Expenses.
          The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as a result of the breach or default by the Company of the terms hereof.
11.	Notice.
          For purposes of this Agreement, notice and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third (3rd) business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.
12.	Miscellaneous.
          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

13.	Governing Law.
          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the conflict of law principles thereof. Subject to Section 16 of this Agreement, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Dallas County, Texas.
14.	Severability.
          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of the other provisions hereof.
15.	Entire Agreement.
          This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.
16.	Arbitration.
          Any dispute or controversy arising out of or relating to this Agreement, except the right to injunctive relief, shall be determined and settled by arbitration in the City of Dallas, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction, hereby expressly waiving the right to jury trial. Such arbitrator shall have no power to modify any of the provisions of this Agreement, and his or her jurisdiction is limited accordingly. A party requesting arbitration hereunder shall give ten (10) days’ written notice to the other party to request such arbitration. Unless the arbitrator decides otherwise, the successful party in any such arbitration shall be entitled to reasonable attorneys’ fees and costs associated with such arbitration. If the parties hereto cannot agree upon an arbitrator, then one shall be appointed by the governing office of the American Arbitration Association. Any arbitrator so appointed shall have extensive experience in a profession connected with the subject matter of the dispute. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by the number of days plus ten (10) that are taken for the determination of that matter by the arbitrator.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board or Chairman of the Compensation Committee and the Executive has executed this Agreement as of the date and year first above written.

PEGASUS SOLUTIONS, INC.	EXECUTIVE:

By:	By:

Michael Kistner
Print:

Title: